Exhibit 32.1

Certification Pursuant to 18 U.S.C. 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2003 (the “Report”) of Kiewit Royalty Trust (the “Trust”), as filed with the Securities and Exchange Commission on the date hereof, I, Susan K. Rosburg, the trust officer of U.S. Bank National Association, the trustee of the Trust, certify, to the best of my knowledge, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition, distributable income and changes in trust corpus of the Trust.

/s/ Susan K. Rosburg Susan K. Rosburg Trust Officer U.S. Bank National Association Trustee

   Date: August 11, 2003

   This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Trust for purposes of Section 18 of the Securities Exchange Act of 1934.

   A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.